Exhibit 99.3

PRAXAIR, INC.

2018 SUPPLEMENTAL RETIREMENT INCOME PLAN B

PRAXAIR, INC.

2018 SUPPLEMENTAL RETIREMENT INCOME PLAN B

General

This 2018 Supplemental Retirement Income Plan B (the “Plan”) is maintained by Praxair, Inc. (the “Corporation”), is completely separate from the Praxair Pension Plan (the “Pension Plan”), and is not funded or qualified for special tax treatment under the Internal Revenue Code of 1986, as amended (the “Code”).

The purpose of this Plan is to provide a retirement benefit which, when combined with the benefit provided by the Pension Plan, the Praxair, Inc. 2018 Equalization Benefit Plan (the “EBP”) and the Praxair, Inc. 2018 Supplemental Retirement Income Plan A (the “SRIP A”), equals the retirement benefit which would be provided by the Pension Plan if (a) average monthly compensation included (i) deferred variable compensation payments awarded under designated incentive compensation plans and (ii) base salary deferred under the Compensation Deferral Program, and (b) the limitations of Code Sections 401(a)(17) and 415 were not applied. Employees eligible to receive benefits under this Plan are referred to herein as “Participants.”

This Plan operates in conjunction with the Pension Plan, the EBP, and the SRIP A to provide retirement benefits to Participants. Each of these four plans must be read together in the following order to determine the total Praxair retirement benefit payable to, or on behalf of, a Participant:

•	Praxair Pension Plan

•	Praxair, Inc. 2018 Equalization Benefit Plan

•	Praxair, Inc. 2018 Supplemental Retirement Income Plan A

•	Praxair, Inc. 2018 Supplemental Retirement Income Plan B

In no event shall any benefit payable to or on behalf of a Participant under this Plan duplicate the benefit payable to or on behalf of such Participant under the Pension Plan, the EBP and/or the SRIP A.

No Participant shall accrue any benefit under this Plan attributable to service, compensation, or any other benefit formula that is used to derive a benefit under this Plan, for any period on or before the Merger Date (as defined below); provided, however, that accruals attributable to Account-Based Accounts that would have been credited to the Praxair, Inc. Supplemental Retirement Income Plan B for the year in which the Merger Date occurs shall instead be credited under this Praxair, Inc. 2018 Supplemental Retirement Income Plan B. The Merger Date shall be the effective date of the contemplated transaction, pursuant to the Business Combination Agreement, dated as of June 1, 2017, entered into by and among Praxair, Inc., Linde AG, Linde plc (formerly Zamalight plc), Zamalight Holdco LLC, and Zamalight Subco, Inc., pursuant to which Zamalight Subco, Inc. will merge with and into Praxair, Inc., with Praxair, Inc. surviving as a wholly-owned indirect subsidiary of Linde plc. Notwithstanding any provision of this Plan to the contrary, in the event any benefit attributable to service, compensation, or any other benefit formula that is used to derive a benefit under this Plan for any period on or before the Merger Date, is payable or has been paid under any other plan maintained by the Corporation, such benefit shall not be paid under this Plan, and any provision of this Plan or any other plan maintained by the Corporation, will be interpreted accordingly.

ARTICLE I

SRIP B Benefits

Each Participant shall be designated as either an Account-Based Participant, a Traditional-Design Participant, or a Dual Formula Participant. This designation shall be consistent with such Participant’s method of benefit accrual under the Pension Plan. Notwithstanding the foregoing, a Participant that is considered a Dual Formula Participant under the Pension Plan shall be treated as an Account-Based Participant for all purposes under this Plan if such Participant has previously received, or incurred an event triggering payment of, all benefits to which he is entitled under this Plan that relate to periods of service during which such Participant’s benefit accruals under the Pension Plan were determined under Article V of the Pension Plan.

A.    Amount of SRIP B Benefit for Traditional-Design Participants.

Section 1. The SRIP B Benefit hereunder payable to a Traditional-Design Participant or his or her surviving spouse shall be equal to the excess of (a) minus (b), if any, determined as of termination of employment, where (a) and (b) are defined as follows:

(a) equals the amount of such Participant’s or surviving spouse’s annual benefit under the Pension Plan computed under the provisions of the Pension Plan (but subject to the provisions of Sections A.2, A.3A and A.3B of this Article I, as applicable) without regard to the limitations of Code Sections 415 and 401(a)(17); and

(b) equals the amount of such Participant’s or surviving spouse’s annual benefit payable under the Pension Plan, the EBP and the SRIP A.

Section 2. The amount of monthly SRIP B Benefit payable to an eligible Participant shall be computed by using the applicable formula provided in Article V of the Pension Plan except that average monthly compensation shall for this purpose be equal to an amount determined under Section A.3A or B of this Article I, as applicable, and shall be determined without regard to the limitation of Code Section 401(a)(17).

Section 3A. For SRIP B Benefits commencing payment prior to January 1, 2012, a Participant’s average monthly compensation shall be computed by determining the sum of the following amounts:

(i)    the larger of:

(I) 1/36 of base salary related to the three full calendar years in which such salary was largest during the 10 full calendar years next preceding the date of death or retirement, or

(II) 1/36 of base salary for the 36 full calendar months next preceding the date of death or retirement; provided that for purposes of this calculation the base salary received in any calendar month within the third preceding calendar year shall be the total base salary received in such year divided by the number of months worked in such year; and

(ii)     1/36 of the Participant’s Variable Compensation Payments related to the three full calendar years in which such Variable Compensation Payments were the largest during the 10 full calendar years next preceding the date of death or retirement provided that the calendar years in which the Participant was hired or terminated employment shall each be considered a full calendar year for the purposes of this clause (ii).

For purposes of the above calculation, a Variable Compensation Payment will be related to the calendar year in which a Participant performed the services for which the Variable Compensation Payment was paid irrespective of the calendar year in which the Variable Compensation Payment was awarded or paid.

For purposes of the above calculation, the amount of base salary received in any calendar month will be calculated in the same manner in which average monthly compensation used to compute pension benefits under the Pension Plan is calculated (determined without regard to Incentive Compensation as defined therein).

For purposes of the above calculation, “base salary” shall include any base salary deferred by a Participant pursuant to the terms of the Praxair Compensation Deferral Program, or any successor plan, in the calendar year in which it would otherwise have been paid to the Participant.

For purposes of the above calculations, where a Participant has less than three full calendar years of service recognized under the Plan, (i)(I) will substitute 1/24 for 1/36 if there are two full calendar years of service and 1/12 for 1/36 if there is only one full calendar year of service. In addition, (i)(II) and (ii) will utilize the actual number of months of service, if less than 36, as the denominator in the fraction.

Section 3B. For SRIP B Benefits commencing payment after December 31, 2011, a Participant’s average monthly compensation shall be computed by determining the sum of the following amounts:

(i)    the larger of:

(I) 1/36 of the Participant’s combined base salary and Variable Compensation Payments related to the three full calendar years in which such combined base salary and Variable Compensation Payments was largest during the 10 full calendar years next preceding the date of death or retirement, or

(II) 1/36 of the Participant’s combined base salary and Variable Compensation Payments for the 36 full calendar months next preceding the date of death or retirement; provided that for purposes of this calculation (i) the base salary received in any calendar month within the third preceding calendar year shall be the total base salary received in such year divided by the number of months worked in such year and (ii) Variable Compensation Payments shall be the amount related to the three full calendar years next preceding the date of retirement or death.

For purposes of the above calculation:

•

a Variable Compensation Payment will be related to the calendar year in which a Participant performed the services for which the Variable Compensation Payment was paid irrespective of the calendar year in which the Variable Compensation Payment was awarded or paid;

•

the amount of base salary and Variable Compensation Payment received in any calendar month will be calculated in the same manner in which average monthly compensation used to compute pension benefits under the Pension Plan is calculated (determined with regard to Incentive Compensation as defined therein);

•

“base salary” shall include any base salary deferred by a Participant pursuant to the terms of the Praxair Compensation Deferral Program, or any successor plan, in the calendar year in which it would otherwise have been paid to the Participant; and

•

where a Participant has less than three full calendar years of service recognized under the Plan, (i)(I) will substitute 1/24 for 1/36 if there are two full calendar years of service and 1/12 for 1/36 if there is only one full calendar year of service. In addition, (i)(II) will utilize the actual number of months of service, if less than 36, as the denominator in the fraction.

In no event shall the amount of the aggregate benefit payable to a Traditional-Design Participant or his or her surviving spouse under the Pension Plan, EBP, SRIP A and/or this Plan and commencing payment after December 31, 2011 be less than the amount of such Participant’s or surviving spouse’s aggregate benefit under the Pension Plan, EBP, SRIP A and/or this Plan, determined as of December 31, 2011 in accordance with their respective terms as then in effect, including Section A.3A of this Article I.

Section 4. If the SRIP B Benefit payable to a Participant under this Plan commences in the form of an annuity before the award to such Participant of a Variable Compensation Payment (whether or not paid) which may be used to determine average monthly compensation under Section A.3A or A.3B of this Article I, as applicable, the monthly amount of SRIP B Benefit payable hereunder shall be recalculated after such Variable Compensation Payment is awarded (whether or not paid). The monthly amount of any additional SRIP B Benefit resulting from said recalculation shall be paid commencing in or before the third calendar month after the month in which such Variable Compensation Payment is awarded (provided that the first monthly payment of such recalculated SRIP B Benefit shall be adjusted (without interest) to reflect any prior underpayment of SRIP B Benefit resulting from the fact that such Variable Compensation Payment was not included in the initial calculation of SRIP B Benefit), or if earlier, with the lump sum payment described in Article III.

Section 5. For purposes of calculating the amount of a Participant’s SRIP B Benefit pursuant to Section A.1 of this Article I, the amount of a Participant’s monthly retirement income and monthly pension under the Pension Plan, the EBP and the SRIP A shall be determined without any adjustment on account of (i) a survivor’s benefit or (ii) an election to receive level retirement income.

B.    Amount of SRIP B Benefit for Account-Based Participants.

Section 1. A notional account shall be maintained for any Participant who is an Account-Based Participant. This account shall consist of:

(a) annual credits as described in Sections B.2 and B.3, below, plus

(b) interest as described in Section B.4, below.

Section 2. An annual credit shall be made to the account equal to the excess of (i) the amount which would have been credited to such Participant’s account under the Pension Plan pursuant to Article VI of the Pension Plan except that annual compensation shall for this purpose be equal to an amount determined under Section B.3 of this Article I, over (ii) the amount credited to such Participant’s account under the Pension Plan pursuant to Article VI of the Pension Plan, the EBP and the SRIP A.

Section 3. Annual compensation shall be determined under the rules of the Pension Plan, but subject to the following additional considerations: (i) it shall be determined without regard to the limitation of Code Section 401(a)(17); (ii) for purposes of the above calculation, a Variable Compensation Payment will be related to the calendar year in which a Participant performed the services for which the Variable Compensation Payment was paid irrespective of the calendar year in which the Variable Compensation Payment was awarded or paid; and (iii) for purposes of the above calculation, compensation shall include any base salary deferred by a Participant pursuant to the terms of the any Praxair Compensation Deferral Program, or any successor plan, in the calendar year in which it would otherwise have been paid to the Participant.

Section 4. The account will be credited with annual interest at the same rate as Account-Based Accounts under the Pension Plan.

C.    Amount of SRIP B Benefit for Dual Formula Participants. The SRIP B Benefit hereunder payable to or on behalf of a Dual Formula Participant or his or her surviving spouse shall be equal to the sum of (a) plus (b), determined as of termination of employment, where (a) and (b) are defined as follows:

(a) equals the excess, if any, of (i) the amount of such Participant’s or surviving spouse’s Article V Benefit computed under the provisions of the Pension Plan (except as modified pursuant to Sections 2 and 3A or 3B, as applicable, of Paragraph A of this Article I), but without regard to the limitations of Code Sections 415 and 401(a)(17), over (ii) the amount of such Participant’s or surviving spouse’s annual benefit actually payable under the Pension Plan (with respect to his or her Article V Benefit thereunder), plus the amount described in Section 1(C)(a) of Article I of the EBP with respect to such Participant, plus the amount described in Section 1(C)(a) of the SRIP A with respect to such Participant; and

(b) equals the excess, if any, of (i) the Account-Based Account which the Participant would have had at such time under the Pension Plan if such amounts had been determined based on annual compensation as described in Section 3 of Paragraph B of this Article I, over (ii) the actual Account-Based Account which the Participant has at such time under the Pension Plan, plus the amount described in Section 1(C)(b) of Article I of the EBP with respect to such Participant, plus the amount described in Section 1(C)(b) of the SRIP A with respect to such Participant.

D.    Provisions Common to All Participants.

(a) If a Participant satisfies the requirements for a survivor’s benefit, the amount of SRIP B Benefit which such Participant would otherwise have received shall be reduced by applying the same factor used in the Pension Plan in connection with survivor’s benefits.

(b) The amount of SRIP B Benefit payable to the eligible survivor of a Participant shall be calculated in the same manner that such survivor’s benefit is calculated under the Pension Plan.

(c) With respect to any SRIP B Benefit hereunder payable to a “spouse,” the determination of whether a person constitutes an eligible spouse shall be made under the same criteria as apply under the Pension Plan.

(d) For all Participants with respect to whom assets and liabilities were transferred to the Pension Plan from the Union Carbide Corporation Retirement Program Plan, Variable Compensation Payment and salary shall include variable compensation payments and salary received from Union Carbide Corporation and previously recognized under Union Carbide Corporation’s Retirement Program Plan or its Supplemental Retirement Income Plan.

(e) “Variable Compensation Payment” as used in this Plan means those annual variable compensation payments payable (regardless of whether or not deferred) under (i) the Praxair, Inc. Variable Compensation Plan, or any successor plan, (ii) the Praxair, Inc. Mid-Management Variable Compensation Plan, or any successor plan, or (iii) any other variable compensation plan designated by the Committee.

(f) In addition to the foregoing, the amount of a Participant’s SRIP B Benefit shall be inclusive of any additional non-qualified retirement benefits resulting from individual agreements entered into between the Corporation and the Participant. Notwithstanding any provision in this Plan to the contrary, in the event of any conflict between the terms of this Plan and the terms of any such individual agreement, the terms of such individual agreement shall control

ARTICLE II

Vesting

Section 1. Except as otherwise provided herein, a Participant will be vested in such Participant’s right to receive SRIP B Benefits under the Plan in the same manner and to the same extent as provided under the Pension Plan.

ARTICLE III

Benefit Payment

Section 1. For Traditional-Design Participants, payments shall be made as follows:

(a) For Traditional-Design Participants who terminate employment at a time when they would be immediately eligible to commence a benefit under the Pension Plan, a single life annuity (or a 50% joint and survivor annuity for such Participants who are married at the time of their termination of employment) will commence to be paid as of the first of the month coincident with or next following such termination, and a lump sum payment of all remaining SRIP B Benefits due hereunder shall be made on or about July 1 of the year immediately following the year of such termination (the year of termination is hereinafter referred to as the “Termination Year”). Where such Participant has commenced a 50% joint and survivor annuity, and such Participant’s spouse dies during the annuity payment period, the Participant’s SRIP B Benefit will be increased to eliminate the cost of the survivor benefit. Notwithstanding the foregoing, if such Participant is a Specified Employee (as such term is defined in Code Section 409A) no annuity benefits shall be paid during the six month period after the Participant’s termination of employment (the “Delay Period”), and at the conclusion of the Delay Period any annuity benefits which would otherwise have been paid during the Delay Period shall be paid in a single sum which shall include interest at the interest rate used for determining Actuarial Equivalence, as then in effect under the Pension Plan. Annuity benefits shall then commence and continue until a lump sum payment is due pursuant to the first sentence of this paragraph.

(b) For Traditional-Design Participants who terminate employment at a time when they would not be immediately eligible to commence a benefit under the Pension Plan, a lump sum payment of all SRIP B Benefits due hereunder, (taking into account the value of the 50% joint and survivor form of benefit if the Participant is married at the time of termination of employment), shall be made on or about July 1 of the year immediately following the Termination Year. If such Participant’s spouse dies prior to the date of such lump sum payment, the Participant’s SRIP B Benefit shall not be reduced to reflect the cost of the survivor benefit.

(c) Lump sum payments shall be calculated using a discount rate equal to the 10 year Aaa municipal bond rate as published by Moody’s or a similar rating service for the third month prior to the month payments commence. Notwithstanding the prior sentence, with respect to benefits that become payable on account of a Traditional-Design Participant’s termination of employment, lump sum payments shall be calculated using a discount rate equal to the average of the 10 year Aaa municipal bond rate as published by Moody’s or a similar rating service for the months of July through December of the year immediately prior to the year in which such Participant terminated employment.

Section 2. (a) For Account-Based Participants who terminate employment on or after November 1 of a year and prior to May 1 of the following year, a lump sum of their SRIP B Benefit shall be paid on or about July 1 of that following year. For Account-Based Participants who terminate employment on or after May 1 and prior to November 1 of a year, a lump sum of their SRIP B Benefit shall be paid on or about January 1 of the following year. (By way of example, an Account-Based Participant who terminates employment in December, 2018, and an Account-Based Participant who terminates employment in April, 2019, would each receive a lump sum in July, 2019. An Account-Based Participant who terminates employment in June, 2019, would receive a lump sum in January, 2020.) Notwithstanding the foregoing, if such Participant is a Specified Employee (as such term is defined in Code Section 409A) no payment shall be made until the later of the date determined above and the date which is six months after the Participant’s termination of employment.

(b) Such lump sum payment shall be calculated utilizing the factors described for lump sum payments under Section 5.7(b) (or any successor provision governing calculations of Account-Based lump sums) of the Pension Plan.

Section 3. For Dual Formula Participants, payments shall be made as follows:

(a) With respect to the portion of such Dual Formula Participant’s SRIP B Benefit that is described in Section 1(C)(a) of Article I of this Plan, such portion shall be paid as described in Section 1 of this Article III.

(b) With respect to the portion of such Dual Formula Participant’s SRIP B Benefit that is described in Section 1(C)(b) of Article I of this Plan, such portion shall be paid as described in Section 2 of this Article III.

Section 4. In the event of a Change in Control, all SRIP B Benefits not yet paid under this Plan shall become immediately vested and shall be paid in a lump sum payment, calculated as otherwise described herein, as soon as administratively possible following the date of such Change in Control, but no later than 90 days after such date. Notwithstanding any provision of this Plan to the contrary, a Participant (including a Participant who has previously separated from service and is receiving payment of his or her SRIP B Benefit) who satisfies criteria established by the Committee or the Corporation’s Chief Human Resources Officer (the “CHRO”), as determined in the sole discretion of the Committee or the CHRO, may elect, at the time and in the manner designated by the Committee or the CHRO, to waive the right to receive payment of his or her unpaid SRIP B Benefit upon a Change in Control and such waiver shall be considered the deletion of such Participant’s Change in Control payment event as contemplated under Treasury Regulation Section 1.409A-2(b)(6). Any Participant who makes such election shall receive payment of his or her SRIP B Benefits at such time and in such manner as otherwise provided under the Plan. Any such election must be consistent with the election made by the Participant with respect to his or her benefits, if any, under the EPB and/or SRIP A, and shall be valid if, and only if, made at least one year prior to the effective date of any Change in Control. For this purpose, “Change in Control” shall mean the occurrence of any one of the following events with respect to the Corporation:

(a) during a 12-month period, a majority of the individuals who constitute the Corporation’s Board of Directors are replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election;

(b) any one person, or more than one person acting as a group, becomes owner as defined in Section 318(a) of the Internal Revenue Code of 1986 (the “Code”) (or has become owner during the 12-month period ending on the date of the most recent acquisition by such person or group), of stock of the Corporation possessing 30 percent or more of the total voting power of the stock of the Corporation; provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Corporation or any of its subsidiaries, (B) by any employee benefit plan sponsored or maintained by the Corporation or any of its subsidiaries, or (C) by any underwriter temporarily holding securities pursuant to an offering of such securities.

(c) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) assets from the Corporation that have a total gross fair market value equal to or more than 80 percent of the total gross fair market value of all of the assets of the Corporation immediately prior to such acquisition(s); provided, however, that a transfer of assets by the Corporation is not treated as a Change in Control if the assets are transferred to: (A) a shareholder of the Corporation (immediately before the asset transfer) in exchange for or with respect to its stock; (B) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Corporation; (C) a person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all outstanding stock of the Corporation; or (D) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in the previous subsection (C). For purposes of this paragraph, (1) gross fair market value means the value of the assets of the Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets, and (2) a person’s status is determined immediately after the transfer of the assets.

(d) any one person, or more than one person acting as a group, becomes owner, as defined in Section 318(a) of the Code, of stock of the Corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of stock of the Corporation; provided, however, that if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of stock of the Corporation, the acquisition of additional stock by the same person is not considered to cause a Change in Control. This paragraph applies only when there is a transfer of stock of the Corporation (or issuance of stock of the Corporation) and stock in the Corporation remains outstanding after the transaction.

For purposes of this definition of Change in Control:

(i) a “person” shall be as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act; and

(ii) persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar transaction with the Corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in the corporation prior to the transaction giving rise to the Change in Control and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a group solely because they purchase or own stock of the Corporation at the same time, or as a result of the same public offering.

Section 5. In the event of a domestic relations order requiring the partition of a Participant’s SRIP B Benefit, the benefit assigned to an alternate payee shall be paid out in a single lump sum, at the time indicated in such an order accepted by the Corporation, calculated as described in Section 1, 2, or 3 of this Article III, as applicable.

Section 6. Any SRIP B Benefit hereunder which is payable upon a termination of employment or similar event, shall be payable only where such termination of employment or similar event would constitute a “separation from service” with the Corporation and its affiliates under Code Section 409A and the regulations thereunder.

Section 7. (a) (i) In the event a Traditional-Design Participant described in Article III, Section 1(a) dies after terminating employment while receiving a 50% joint and survivor annuity, but before receiving the lump sum payment described in such Section, such Participant’s surviving spouse will receive a 50% annuity from the Participant’s date of death through June of the year following the Termination Year, and a lump sum payment of the remaining value of such 50% spousal annuity on or about July 1 of the year immediately following the Termination Year. If such Participant’s spouse does not survive the Participant, no further SRIP B Benefit will be payable.

(ii) In the event a Traditional-Design Participant described in Article III, Section 1(a) dies after terminating employment while receiving a single life annuity, then the Participant’s dependent children, if any, shall receive a 50% annuity, divided equally among them, payable until the earlier of age 23 or June 30 of the year immediately following the Termination Year, and a lump sum payment of the remaining value of such 50% annuity on or about July 1 of the year immediately following Termination Year. The lump sum value shall be calculated based on an annuity payable until the attainment of age 23. If there is no dependent child, then the Participant’s dependent parents, if any, shall receive a 50% annuity, divided equally among them, payable until the earlier of their respective deaths or June 30 of the year immediately following the Termination Year, with a lump sum payment of the remaining value of such 50% annuity on or about July 1 of the year immediately following the Termination Year. If such Participant has neither dependent children or dependent parents at the time of his or her death, no further SRIP B Benefit will be payable.

(iii) If one or more of the multiple recipients receiving the 50% annuity ceases to be eligible to continue to receive such recipient’s share as the result of such recipient’s death, or attainment of age 23 in the case of a dependent child, the remaining recipients shall continue to draw only their respective shares.

(b) (i) In the event a Traditional-Design Participant described in Article III, Section 1(b) dies after terminating employment, but before receiving a lump sum payment, such Participant’s spouse, if such Participant was married at the time of terminating employment, will receive a lump sum payment of the value of a 50% annuity on or about July 1 of the year immediately following the Termination Year. If such Participant’s spouse does not survive the Participant, no further SRIP B Benefit will be payable.

(ii) In the event such Participant has no spouse at the time of termination, the lump sum value of a 50% annuity to age 23 shall be paid pro-rata to any surviving dependent children on or about July 1 of the year following the Termination Year.

(iii) In the event such Participant has no spouse or dependent children at the time of termination, the lump sum value of a 50% annuity shall be paid in equal shares to any surviving dependent parents on or about July 1 of the year following the Termination Year.

(iv) In the event such Participant has no spouse, dependent children or dependent parents at the time of termination, no SRIP B Benefit will be payable.

(c) In the event a Traditional-Design Participant dies while employed by the Corporation, such Participant’s spouse, if such Participant was married at the time of death, will receive a 50% annuity from the Participant’s date of death through June of the year following the

Termination Year, and a lump sum payment of the remaining value of such 50% annuity on or about July 1 of the year immediately following the Termination Year. If such spouse dies while receiving the 50% annuity, such annuity will continue to any dependent children, divided equally among them and payable until the earlier of age 23 or June 30 of the year immediately following the Termination Year, and a lump sum payment of the remaining value of such 50% annuity on or about July 1 of the year immediately following Termination Year. The lump sum value shall be calculated based on an annuity payable until the attainment of age 23. If one or more of the multiple recipients receiving the 50% annuity ceases to be eligible to continue to receive such recipient’s share as the result of such recipient’s death or attainment of age 23, the remaining recipients shall continue to draw only their respective shares.

(d) In the event a Traditional-Design Participant dies while employed by the Corporation and is not married at the time of his or her death, the Participant’s dependent children, if any, shall receive a 50% annuity, divided equally among them, payable until the earlier of age 23 or June 30 of the year immediately following the Termination Year, and a lump sum payment of the remaining value of such 50% annuity on or about July 1 of the year immediately following Termination Year. The lump sum value shall be calculated based on an annuity payable until the attainment of age 23. If there is no dependent child, the 50% annuity shall be divided and paid in equal shares to any surviving dependent parent of the deceased Participant until the earlier of their respective deaths or June 30 of the year immediately following the Termination Year, with a lump sum payment of the remaining value of such 50% annuity on or about July 1 of the year immediately following the Termination Year. If such Participant has neither dependent children or dependent parents at the time of his or her death, no further SRIP B Benefit will be payable.

(e) For the purposes of this Section 7, “dependent children” and “dependent parent” shall have the same meaning as in the Pension Plan.

(f) In the event an Account-Based Participant dies, either before or after terminating employment with the Corporation, the spouse of such Participant (or if no spouse, the designated beneficiary) will receive a lump sum payment of the value of the Participant’s SRIP B Benefit calculated as described in Article III, Section 2(b). If such death occurs on or after November 1 of a year and prior to May 1 of the following year, such lump sum shall be paid on or about July 1 of that following year. If such death occurs on or after May 1 and prior to November 1 of a year, such lump sum shall be paid on or about January 1 of the following year.

(g) In the event a Dual Formula Participant dies at any time before his or her entire SRIP B Benefit has been paid, then the provisions of subsections (a) through (e) of this Section 7, as applicable, shall apply to the portion of such Dual Formula Participant’s SRIP B Benefit described in Section 1(C)(a) of Article I of this Plan, and the provisions of subsection (f) of this Section 7 shall apply to the portion of such Dual Formula Participant’s SRIP B Benefit that is described in Section 1(C)(b) of Article I of this Plan.

ARTICLE IV

Miscellaneous

Section 1. (a) The Corporation, by action of its Board of Directors (the “Board”) (or, for amendments with no incremental cost or increase to benefits, by action of the Corporation’s Vice-President, Human Resources), may amend this Plan at any time, but any such amendment shall not adversely affect the rights of any Participant, spouse or beneficiary then receiving benefits under this plan, or the vested rights of any Participant.

(b) The Board may terminate this Plan at any time and distribute all SRIP B Benefits so long as such termination and distribution meets (i), (ii) or (iii) below:

(i) The termination and distribution takes place within 12 months of the Corporation’s corporate dissolution taxed under Code Section 331, or with the approval of a bankruptcy court pursuant to 11 U.S.C. § 503(b)(1)(A), and the deferred amounts are included in Participants’ gross incomes in the earliest of (x) the taxable year in which the amount is actually received, or (y) the latest of the following (I) the calendar year in which the Plan termination and liquidation occurs; (II) the first calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (III) the first calendar year in which the payment is administratively practicable;

(ii) The termination and distribution is pursuant to irrevocable action taken by the Corporation within 30 days before, or 12 months following, a Change in Control, provided that all other plans that allow employees to make non-qualified deferrals that are aggregated with this Plan are terminated and liquidated such that all deferred compensation under the terminated plans and this Plan is paid out within 12 months of the date the Corporation takes all necessary action to terminate and liquidate the plans; or

(iii) The Corporation’s determination to terminate and liquidate the Plan does not occur proximate to a downturn in the financial health of the Corporation, the Corporation terminates and liquidates all plans that would be aggregated with this plan if the Participants in the Plan had deferrals of compensation under the other plans, no distributions under the Plan are made within 12 months of the date the Corporation takes all necessary action to irrevocably terminate and liquidate the Plan (other than making payments that would be made regardless of whether the action to terminate and liquidate the plan had occurred), and payments are made within 24 months of the date the Corporation takes all action to irrevocably terminate and liquidate the plan.

Section 2. Except to the extent required by law or pursuant to a domestic relations order (as defined in Code Section 414(p)(1)(B) or a successor section), no assignment of the rights and interests of a Participant or survivor under this Plan will be permitted nor shall such rights be subject to attachment or other legal processes for debts.

Section 3. If the Compensation and Management Development Committee of the Board (the “Committee”) determines, after a hearing, that a Participant who is eligible to receive or is receiving SRIP B Benefits hereunder has engaged in any activities which, in the opinion of the Committee, are detrimental to the interests of, or are in competition with, the Corporation or any of its subsidiaries, such benefits shall thereupon be terminated.

Section 4. The Corporation may satisfy all or any part of its obligation to provide benefits hereunder by purchasing, and distributing to a Participant or survivor, an annuity from an insurance carrier to provide such benefits. The Corporation shall be relieved of any obligation it might otherwise have under this Plan to the extent such benefits were provided to the Participant or survivor through an annuity purchased by Union Carbide Corporation.

Section 5. The Committee shall have full discretionary authority to interpret and construe the Plan and shall supervise the administration and interpretation of the Plan, establish administrative regulations to further the purpose of the Plan and take any other action necessary to the proper operation of the Plan. The Committee may delegate to one or more of its members or any other person, the right to act on its behalf in any matter connected with the administration of the Plan and has delegated authority for the Plan’s day-to-day administration to the Corporation’s Human Resources Department. All decisions and acts of the Committee or its designee shall be final and binding upon all Participants, their beneficiaries and all other persons.

Section 6. The titles given herein to Sections and subsections are for reference only and are not to be used to interpret the provisions of the Plan.

Section 7. All questions pertaining to construction, regulation, validity and effect of the provisions of this Plan shall be determined in accordance with Connecticut law.

Section 8. The Corporation is not required to, and will not, for purposes of funding the Plan, segregate any monies from its general funds, create any trusts, or make any special deposits, and the right of a Participant or any other person to receive benefits under the Plan shall be no greater than the right of an unsecured general creditor of the Corporation.

Section 9. This Plan is intended to constitute a “nonqualified deferred compensation plan” within the meaning on Code Section 409A(d)(1), and is to be construed and administered in a manner consistent therewith.

IN WITNESS WHEREOF, and as evidence of the adoption of this Plan, the Corporation has caused this instrument to be signed by its duly authorized officer this                  day of                         , 2018.

PRAXAIR, INC.

By:

Title: Chief Human Resources Officer

Date:

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